Exhibit 10.4
AMENDMENT NO. 2 TO OFFICE LEASE AGREEMENT
THIS AMENDMENT NO. 2 TO OFFICE LEASE AGREEMENT (this “Amendment”) is made as of the 3rd day of April, 2023, by and between JAMESTOWN Ponce City Market, L.P., a Delaware limited partnership (“Landlord”) and CARDLYTICS, INC., a Delaware corporation (“Tenant”).
RECITALS:
Landlord and Tenant entered into that certain Office Lease dated August 5, 2013, as amended by that certain First Amendment to Lease dated November 12, 2013 (as amended, the “Lease”) for certain space on the 6th floor known as Suite 6000 and containing approximately 76,880 square feet (the “Original Premises”) in that certain mixed-use commercial project located at 675 Ponce de Leon Avenue, NE, Atlanta, Georgia, and known as Ponce City Market (the “Project”). Landlord and Tenant desire to relocate the Demised Premises under the Lease to that certain space on the 4th floor known as Suite 4100 and Suite 4300, containing approximately 16,787 square feet, as shown on Exhibit A attached hereto (the “Relocation Premises”).
The parties desire to amend the Lease as set forth herein.
NOW, THEREFORE, for and in consideration of [***] and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:
1.Recitals; Defined Terms. The recitals set forth herein above are incorporated herein as if restated in their entirety. All terms used herein and denoted by their initial capitalization shall have the meanings set forth in the Lease unless set forth herein to the contrary.
2.Relocation.
(a)The Lease is hereby amended so that, effective on January 1, 2024, Exhibit B to the Lease shall be deleted in its entirety, and the Exhibit A attached to this Amendment shall be substituted therefor, and all references in the Lease to the “Demised Premises,” shall mean the Relocation Premises.
(b)Delivery of possession of the Relocation Premises will be deemed to have occurred on the date (the “Relocation Delivery Date”) when all of the following conditions have been met: (i) the Relocation Premises Work (as defined below) is Substantially Complete (as defined in Section 11 of Exhibit B); and (ii) the Landlord has delivered the Relocation Premises to Tenant in a broom clean condition.
(c)Landlord shall use commercially reasonable efforts to cause the Relocation Delivery Date to occur on or before January 1, 2024, including, without limitation, pursuing eviction proceedings, if necessary, against any existing occupant who fails to timely vacate the Relocation Premises.
3.Relocation Premises Work and Tenant Allowance. Landlord shall perform the work to build out the Relocation Premises (the “Relocation Premises Work”), in accordance with the work letter attached hereto as Exhibit B. Landlord agrees to pay for the cost of the Relocation Premises Work, up to an amount equal to [***] per square foot of the Relocation Premises, for a total of [***] (the “Tenant Relocation Allowance”), subject to increase as set forth below, and subject to the terms and conditions of Exhibit B attached hereto.
4.Surrender of Original Premises. Thirty days after the Relocation Delivery Date, Tenant’s possession of the Original Premises shall terminate, and Tenant shall surrender to Landlord the Original Premises in accordance with the terms of the Lease, including without limitation Section 26.1, and Tenant shall surrender to Landlord all keys in Tenant’s possession to the Original Premises. Thereafter, each of the parties shall be relieved of their respective obligations under the Lease with respect to the Original Premises, except for those respective obligations and indemnifications which arose in connection with the Original Premises prior to the Relocation Delivery Date.

5.Extension of Term. The Lease is hereby amended to extend the Term through January 31, 2032.
6.Base Rent. (a)    During 2023, Base Rent shall be payable only with respect to the Original Premises, and all Rent payable by Tenant during 2023 (both Base Rent and Tenant’s Proportionate Share of
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
Taxes, Insurance Premiums, and Common Area Costs) shall be abated by [***] from the amount shown as due and payable in Section 1.1(b) of the Lease, and in Section 9.1 (the total amount of such abatement, together with the amount of abated rent contemplated by Section (b) below, referred to as the “Abated Rent”). In the event that Tenant has already paid Rent to Landlord in 2023 that did not include the aforementioned abatement, Landlord shall issue Tenant a credit in the month immediately following the execution of this Amendment in an amount equal to the abatement that Tenant would have received if this Amendment had been signed prior to Tenant’s payment of any Rent in 2023.
        (b)    Commencing on January 1, 2024, Base Rent shall be payable only with respect to the Relocation Premises, in the following amounts during the remainder of the Term:

Lease Months	Annual Base Rent PSF	Monthly Base Rent	Annual Base Rent
1-7*	$[***]*	$[***]*	$[***]*
8 – 12	$[***]	$[***]	$[***]
13 – 24	$[***]	$[***]	$[***]
25 – 36	$[***]	$[***]	$[***]
37 – 48	$[***]	$[***]	$[***]
49 – 60	$[***]	$[***]	$[***]
61 – 72	$[***]	$[***]	$[***]
73 – 84	$[***]	$[***]	$[***]
85 - 96	$[***]	$[***]	$[***]
97	$[***]	$[***]	$[***]
*Base Rent (together with Tenant’s Proportionate Share of Taxes, Insurance Premiums, and Common Area Costs) shall be abated during the first seven (7) calendar months.
        (c)    In the event that Tenant shall commit an Event of Default under the Lease, any Abated Rent shall at such time become due and payable to Landlord, in addition to any other remedies available to Landlord under the Lease.
        (d)    Tenant shall have the one-time option to convert all or any portion of the Base Rent portion of the Abated Rent arising from subsection (b) above, in the total amount of [***], into an addition to the Tenant Relocation Allowance to be used solely for the cost of the Relocation Premises Work, such option to be exercised by written notice to Landlord given on or before the date which is thirty (30) days after the Final Cost Proposal for the Relocation Premises Work has been delivered to Tenant. If Tenant exercises such option, Landlord and Tenant shall amend this Lease within thirty (30) days after the date of exercise, to revise the Base Rent schedule in subsection (b) above to reflect Tenant paying the portions of Base Rent which Tenant has elected to convert from Abated Rent. If Tenant converts less than all of the Abated Rent into an addition to the Tenant Relocation Allowance, the amount which is converted shall be payable as Base Rent pro rata over the seven (7) month rent abatement period shown in subsection (b) above.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
        (e)    In addition, Tenant shall have the one-time option to increase the amount of the Tenant Relocation Allowance by an additional amount not to exceed [***] per square foot of the Relocation Premises, for a total of an additional [***], to be used solely for the cost of the Relocation Premises Work, with the amount so elected by Tenant to be included in Base Rent, amortized at a rate of [***] per annum over the portion of the Term in which Tenant pays Base Rent pursuant to subsection (b) above. Such option may be exercised by Tenant by written notice to Landlord given on or before the date upon which Tenant is to commence payment of Base Rent pursuant to subsection (b) above, as such date may be modified pursuant to the terms of subsection (d) above. If Tenant exercises such option, Landlord and Tenant shall amend this Lease within thirty (30) days after the date of exercise, to revise the Base Rent schedule in subsection (b) above to reflect Tenant the increase in Base Rent, effective as of the first date upon which Tenant is to commence payment of Base Rent pursuant to subsection (b) above, as such date may be modified pursuant to the terms of subsection (d) above.

7.Lease Adjustments. Commencing on January 1, 2024:

        (a)    The Office Component Area as defined in Section 1.1(j) shall be 640,844 square feet.
        (b)    Tenant’s Proportionate Share as defined in Section1.1(n) shall be 16,787 / 640,844 = 2.62%.
        (c)    The first two sentences of Section 5.1 of the Lease shall be deleted and replaced with the following: “Tenant shall be entitled to use, and shall be required to purchase, forty-seven (47) parking passes in the parking facilities serving the Office Component. Tenant shall pay Landlord’s market rates for such passes.” The parties acknowledge that as of the date of this Amendment, the rate for such parking passes is [***] per month, per pass.

8.Renewal Option. Section 1 of Exhibit H of the Lease is hereby deleted and replaced with the following:
    “1.    Renewal Option. Provided that no Event of Default then exists, and Tenant has not committed more than two (2) Events of Default of a monetary nature within the twelve (12) month period preceding the date of any exercise by Tenant, Tenant shall have the right, exercisable at Tenant’s option, to extend the Term of the Lease for one (1) additional term of five (5) years (the “Renewal Term”). If timely exercised and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the preceding Term. The right of extension herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:
(a)    Notice. Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of the exercise thereof (the “Renewal Option Notice”) not less than twelve (12) months prior to the expiration of the then-current Term. In the event that the Renewal Option Notice is not given in a timely manner, Tenant’s right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect. If there exists an Event of Default under the Lease on the date the Renewal Option Notice is given or on the day prior to the commencement date of the Renewal Term, then at Landlord’s option, the Renewal Option Notice shall be ineffective and Tenant’s right of renewal as to the Renewal Term shall lapse and be of no further force of effect.
(b)    Rent. During a Renewal Term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that the annual Base Rent payable during the first Lease Year of the Renewal Term shall be equal to the Fair Market Rent as determined in the manner provided in this section, and increased by three percent (3%) each Lease Year thereafter.
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
(c)    Fair Market Rent. “Fair Market Rent” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant extending a lease for office space comparable to the Relocation Premises (as to size, location in the Project, and build-out) in an office building comparable to the Office Component, within a project similar to the Project, located in the Beltline/Old Fourth Ward area of Atlanta (the “Market Area”), for a term comparable to the Renewal Term, assuming the landlord and tenant are informed and well-advised and each is acting in what it considers its own best interests. Among the factors to be considered in determining Fair Market Rent shall be (i) the rental rates then being obtained by other building owners in the Market Area office market, (ii) the rental rates then being obtained by Landlord for comparable office space in the Office Component, and (iii) escalations and passthroughs of operating expenses as provided in the Lease (it being agreed that if such escalations and passthroughs are not then fair market provisions, an appropriate adjustment shall be made to such provisions or to the corresponding determination of Fair Market Rent). Vacancy periods shall not be considered in determining Fair Market Rent.
(d)    Initial Determination of Fair Market Rent. Promptly following Landlord’s timely receipt of the Renewal Option Notice for a Renewal Term, Landlord shall submit to Tenant in writing Landlord’s determination of the Fair Market Rent. If Tenant does not dispute Landlord’s determination of Fair Market Rent by giving written notice of such dispute within thirty (30) days after receipt of Landlord’s determination, then Landlord’s determination shall be conclusive and binding upon Landlord and Tenant. If Tenant disputes Landlord’s determination of Fair Market Rent, Tenant shall notify Landlord in writing within thirty (30) days after receipt of Landlord’s determination, and the parties shall thereafter have thirty (30) days to negotiate and agree on the Fair Market Rent. The parties shall be obligated to conduct such negotiations in good faith. If the parties agree on the Fair Market Rent payable during each year of the Renewal Term, they shall promptly execute an amendment to the Lease stating the Base Rent and other terms set forth herein.
(e)    Arbitration. If, during such thirty (30) day period referred to in subparagraph (d) above, the parties are unable to agree on the Fair Market Rent, then the Fair Market Rent shall be determined in accordance with the procedure set forth in this subparagraph (e). Within ten (10) days after expiration of such thirty (30) day period, each of Landlord and Tenant shall appoint an independent, unaffiliated real estate broker (a “Broker”) who shall have at least ten (10) years relevant experience in office rentals in the Market Area market. Within thirty (30) days after such appointments, the two (2) Brokers so chosen shall each independently make a determination of the Fair Market Rent, taking into consideration the factors set out in subparagraph (c) above, and deliver the results thereof to Landlord and to Tenant. In the event that there is a material difference between the Fair Market Rents as determined by two Brokers, then within ten (10) days after the date such determinations are delivered to Landlord and to Tenant, the two Brokers shall jointly select a third Broker, which third Broker shall not have represented either Landlord or Tenant within the previous five (5) years and shall have the same qualifications required of the other Brokers. Such third Broker shall select the determination of Fair Market Rent from either the Broker appointed by Landlord, or the Broker appointed by Tenant, without modification, and the determination so selected shall be the Fair Market Rent. Landlord and Tenant shall each bear the cost of its Broker and shall share equally the cost of the third Broker.”
9.Brokers. Cushman & Wakefield (“C&W”) has represented Tenant with respect to this Amendment and CBRE Atlanta (“CBRE”) has represented Landlord with respect to this Amendment. Landlord shall pay C&W and CBRE a commission pursuant to a separate agreement. Each party agrees to indemnify the other party against all costs, expenses, attorneys’ fees or other liability for commissions or other compensation or charges claimed by any broker other than the brokers set forth in this provision, claiming the same by, through or under such party.
10.Ratification. Except as amended hereby, the Lease is ratified and confirmed, and in full force and effect.
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered on the day and year first written above.

LANDLORD:

JAMESTOWN PONCE CITY MARKET, L.P., a Delaware limited partnership

By: JT PCM GP, L.P., a Delaware limited partnership, its general partner

By: JT Ponce City Market GP, LLC, a Georgia limited liability company, its general partner

By:___/s/ William Morgan__
Name: __William Morgan_____
Authorized Signatory

CARDLYTICS, INC., a Delaware corporation

By:_/s/ Karim Temsamani____
Name:__Karim Temsamani____
Title: Chief Executive Officer

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
EXHIBIT A

Relocation Premises

[***]

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4

EXHIBIT B

RELOCATION PREMISES WORK

    1.    Definitions. In this Exhibit B, the following terms shall have the following meaning:
        (a)    Tenant’s Representative: Nick Lynton.
        (b)    Landlord’s Representative:    Sam Thornton.
        (c)    Space Plan: A drawing of the Demised Premises clearly showing the layout and relationship of all departments and offices, depicting partitions, corridors, door locations, break rooms, copy rooms and delineation of furniture.
        (d)    Estimated Construction Costs: A preliminary estimate of the Costs of the Relocation Premises Work that are depicted on the Space Plan, including all architectural, engineering, contractor, and any other costs as can be determined from the Space Plan.
        (e)    Working Drawings: Construction documents detailing the Relocation Premises Work, including, without limitation, the mechanical, electrical and plumbing work, and conforming to codes, complete in form and content. The Working Drawings shall include a review by Landlord’s architect and/or engineers, at no cost to Tenant, of the construction documents prepared by Tenant’s architect.
        (f)    Construction Schedule: A schedule depicting the relative time frames for various activities related to the construction of the Relocation Premises Work in the Demised Premises.
        (g)    Final Cost Proposal: A final estimate of Costs of the Relocation Premises Work that are depicted on the Work Drawings, including all architectural, engineering, contractor, and any other costs, and clearly indicating the dollar amount, if any, that is to be paid by Tenant.
        (h)    General Contractor. The general contractor for the performance of the Relocation Premises Work.
        (i)    Maximum Approved Cost: The sum of the Tenant Relocation Allowance and any additional amount that Tenant has agreed to pay for the Relocation Premises Work to the Demised Premises.
        (j)    Relocation Premises Work: The work to be performed at the Demised Premises, which is inclusive of the following:
            (1)    The development of Space Plans and Working Drawings, including supporting engineering studies.
            (2)    All construction work necessary to complete the work described in the Space Plans and Working Drawings, which shall include, without limitation, reflected ceiling plan, walls, and floor surfaces, as well as complete HVAC, lighting, electrical, and life-safety systems.
The Relocation Premises Work will not include personal property items, such as decorator items or services, artwork, plants, furniture, or furniture systems, and equipment not permanently affixed to the Demised Premises.
        (k)    Cost of the Relocation Premises Work: The Cost of the Relocation Premises Work includes, but is not limited to, the following: (1) all space planning, design, architectural and engineering fees and expenses, including, but not limited to, the Space Plan, the Final Space Plan, the Working Drawings; (2) the cost and expense of constructing and installing the Relocation Premises Work; (3) all contractor and construction manager costs and fees; (4) Landlord’s construction management fee, which shall equal four percent (4%) of the Cost of the Relocation Premises Work excluding such management fee; and (5) all permits and taxes.
        (l)    Change Order: Any change, modification, or addition to the Working Drawings after Tenant has approved the same.
        (m)    Building Standard: Component elements utilized in the design and construction of the Relocation Premises Work that have been pre-selected by the Landlord to ensure uniformity of quality, function, and appearance throughout the Building. These elements include, but are not limited to, ceiling systems, doors, hardware, walls, floor coverings, finishes, window coverings, light fixtures, and HVAC components.
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
    2.    Representatives. Landlord appoints Landlord’s Representative to act for Landlord in all matters associated with this Exhibit. Tenant appoints Tenant’s Representative to act for Tenant in all matters associated with this Exhibit. All inquiries, requests, instructions, authorizations, approvals, consents, and other communications with respect to the matters covered by this Exhibit will be made by or to Landlord’s Representative or Tenant’s Representative, as the case may be. Except for Landlord’s Representative, Tenant will not make any inquiries of or requests to, and will not give any instructions, or authorizations to, any contractor, employee or agent of Landlord, including, without limitation, Landlord’s architect, engineers, and contractors or any of their agents or employees, with regard to matters associated with this Exhibit. Either party may change its Representative under this Exhibit at any time by providing three (3) days’ prior written notice to the other party.
    3.    Project Design and Construction. The design and construction of all Relocation Premises Work will be performed by architects, designers and a general contractor approved in writing by Landlord and Tenant, which approval shall not be unreasonably withheld.
    4.    Cost Responsibilities.
        (a)    Landlord: Landlord will pay up to the amount of the Tenant Relocation Allowance for the Cost of the Relocation Premises Work.
        (b)    Tenant: To the extent that the Cost of the Relocation Premises Work exceeds the Tenant Relocation Allowance, Tenant will pay any such excess.
    5.    Landlord’s Approval. Landlord may withhold its approval of any Space Plan, Working Drawings, or Change Order that:
        (a)    Exceeds or adversely affects the structural integrity of the Project, or any component or the functionality of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication, or other systems of the Office Component;
        (b)    Violates any agreement which affects the Project or binds the Landlord with respect to the Project;
        (c)    Conflicts with Landlord’s ability to qualify for, obtain, maintain or preserve the Historic Tax Credits;
        (d)    Will materially increase the cost of operation or maintenance of any of the systems of the Project;
        (e)    Will reduce the market value of the Demised Premises or the Project at the end of the Term;
        (f)    Does not conform to applicable building code or is not approved by any governmental, quasi-governmental or utility authority with jurisdiction over the Demised Premises;
        (g)    Conflicts with or adversely impacts any of the OM Plans;
        (h)    Does not reflect a ten percent (10%) efficiency improvement in tenant fit-up lighting efficiency over minimum code; or
        (i)    Does not conform to the Building Standard as reasonably determined by Landlord.
    6.    Schedule of Improvement Activities.
        (a)    No later than thirty (30) days after the date of execution and delivery of this Amendment, Tenant will cause to be prepared a Space Plan and forward it to Landlord for review and approval. Landlord will give Tenant written notice whether or not it approves the proposed Space Plan within five (5) days after its receipt of such Space Plan. If Landlord objects in writing to the proposed Space Plan, such notice must set forth in reasonable detail how the proposed Space Plan must be changed in order to overcome Landlord’s objections. Tenant will cause a revised Space Plan to be delivered to Landlord and it will be treated as though it was the first proposed Space Plan prepared pursuant to this paragraph.
        (b)    After Landlord’s approval of the Space Plan (the “Final Space Plan”), Tenant will promptly cause to be prepared, a preliminary estimate of the Cost of the Relocation Premises Work as set forth in the Final Space Plan (the “Estimated Construction Cost”). If the Estimated Construction Cost is less than the Tenant Relocation Allowance, the Estimated Construction Cost will be deemed approved without a required response from Landlord. If the Estimated Construction Cost is more than the Tenant Relocation Allowance, Tenant shall establish the Maximum Approved Cost by either:
            (1)    Agreeing in writing to pay the amount by which the Estimated Construction Cost exceeds the Tenant Relocation Allowance (or, in the alternative, exercising Tenant’s rights pursuant to Section 6(d) and/or 6(e) of the body of this Amendment to increase the amount of the Tenant Relocation Allowance, or a combination thereof); or
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
            (2)    Agreeing to have the Final Space Plan revised in an effort to cause the Estimated Construction Cost to be either: (A) not more than the Tenant Relocation Allowance; or (B) not more than the amount equal to the Tenant Relocation Allowance plus the amount Tenant agrees to pay pursuant to clause (1) immediately above.
Tenant shall respond by notice pursuant to either clause (1) or (2) immediately above within five (5) days of the determination of the Estimated Construction Cost. Failure to respond within such five (5) day period shall be conclusively deemed to constitute Tenant’s agreement pursuant to clause (1) immediately above.
        (c)    Upon establishment of the Maximum Approved Cost, Tenant will cause to be prepared and delivered to Landlord the Working Drawings, the Construction Schedule, and the Final Cost Proposal for the Relocation Premises Work in accordance with the Final Space Plan. If the Final Cost Proposal is more than the Maximum Approved Cost, Tenant will either (1) agree in writing to pay the amount by which the Final Cost Proposal exceeds the Maximum Approved Cost or (2) revise the Working Drawings in order to assure that the Final Cost Proposal is no more than the Maximum Approved Cost, such election to be made within five (5) days of determination of the Final Cost Proposal.
        (d)    Upon receipt of all such plans, Landlord shall solicit bids from up to three (3) general contractors for the performance of the Relocation Premises Work, and Landlord shall select the winning bidder (the “General Contractor”) subject to Tenant’s approval, which approval shall not be unreasonably withheld.
        (e)    Following approval of the Working Drawings and the Final Cost Proposal, Landlord will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits, Landlord shall enter into a construction contract with the General Contractor.
    7.    Landlord’s Role. The parties acknowledge that Landlord is not an architect, contractor or engineer and that the Relocation Premises Work will be designed and performed by independent architects, engineers and contractors. Landlord shall have no responsibility for the design of, or for construction means, methods or techniques or safety precautions in connection with the Relocation Premises Work. Landlord’s approval of Tenant’s Space Plan and Working Drawings for the Relocation Premises Work, or other submissions, materials, drawings, plans or specifications pertaining thereto will create no responsibility or liability on the part of Landlord for the completeness, design sufficiency, or compliance with any or all laws, rules and regulations or governmental agencies or authorities with respect thereto or with respect to the Relocation Premises Work constructed in conformity with them. Tenant, in reviewing the Working Drawings and Relocation Premises Work, shall have the right, opportunity and obligation to check for any errors, omissions or defects.
    8.    Payment by Tenant. The amount payable by Tenant pursuant to Paragraph 4(b) hereof shall be due and payable by Tenant to Landlord 50% prior to commencement of construction of the Relocation Premises Work and 50% upon issuance of the final certificate of occupancy.
    9.    Change Orders. Tenant may request changes to the Relocation Premises Work during construction only by written instructions to Landlord’s Representative on a form approved by Landlord. All such changes will be subject to Landlord’s prior written approval in accordance with Paragraph 5 hereof. Prior to commencing any change, Tenant will prepare and deliver to Landlord, for Landlord’s approval, a Change Order setting forth the revised total Maximum Approved Cost as a result of such change, which will include associated architectural, engineering, General Contractor’s costs and fees, Construction Schedule changes, and the cost of Landlord’s construction management fee, consistent with Paragraph 1 hereof. If Landlord approves such Change Order Tenant shall proceed to have Relocation Premises Work made in accordance with the Change Order.
    10.    Funding of Tenant Relocation Allowance. Landlord shall fund the Tenant Relocation Allowance directly to the General Contractor, together with any amounts payable by Tenant pursuant to Paragraph 4, in accordance with the provisions of this Paragraph and in accordance with the provisions of the construction contract with the General Contractor. Any portion of the Tenant Relocation Allowance that remains unreserved and unapplied following payment of the Cost of the Relocation Premises Work shall belong to Landlord.
    11.    Substantial Completion. Landlord shall diligently pursue the construction of the Relocation Premises Work to completion thereof. The date upon which the Relocation Premises Work has been substantially completed in accordance with the Working Drawings, as evidenced by (a) a certificate of substantial completion from Tenant’s architect, and (b) the issuance of a temporary or final certificate of occupancy by applicable governing authorities which allows for Tenant’s occupancy of the Demised Premises for the Permitted Use, shall be deemed the date the Relocation Premises Work is “Substantially Complete.”
Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Exhibit 10.4
    12.    Tenant Occupancy. Tenant agrees that entry into the Demised Premises prior to the Relocation Effective Date shall be deemed to be under all of the terms, covenants, conditions and provisions of the Lease, except for the payment of rent, and further agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Demised Premises by or for Tenant or Tenant’s contractors prior to Substantial Completion of the Relocation Premises Work, all of the same being at Tenant’s sole risk. Without limitation as to other provisions, Tenant hereby expressly acknowledges that Tenant’s indemnity and related obligations under the Lease shall apply to all claims and matters arising from early entry to the Demised Premises pursuant hereto. Any contractors engaged by Tenant shall maintain worker’s compensation, liability insurance, and property insurance and such other insurance in force and effect as may be reasonably requested by Landlord or as required by applicable law, and shall provide copies of applicable insurance certificates to Landlord for review and approval prior to the commencement of any work in the Demised Premises. Any such insurance certificate for liability coverage shall name Landlord as additional insured.
    13.    Condition of the Demised Premises. Tenant will be deemed to have accepted the Relocation Premises in their “AS IS” condition on the date of Substantial Completion of the Relocation Premises Work. Notwithstanding the foregoing, Landlord will use reasonable efforts to enforce any applicable guaranties or warranties related to the tenant buildout, and Landlord shall be responsible for repair of all non-code compliant work for any adjacent space that impacts Tenant’s ability to obtain permits, approvals, or a certificate of occupancy.

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) would be competitively harmful if publicly disclosed.